EXHIBIT 10.1

[TRANSLATION FROM HEBREW]

STATE OF ISRAEL

MINISTRY OF ENERGY AND WATER

LICENSING AUTHORITY NATURAL RESOURCES

Oil and Gas

12 August 2012

Oil_688_2012

Mr Richard Rinberg,CEO Zion Oil & Gas, Inc 22 Bareket Northern Industrial Zone Caesarea 38900	Fax: 04/6231427

Dear Sir

Re: Joseph License/339- Extending the Validity

Your letter dated July 17, 2012

In view of your above mentioned request, I hereby extend the above referenced license for an additional year up to April 10, 2013. During the extension period your company shall execute the following work program:

a.	Obtain the seismic survey, process the data and submit the process report and ancillary material to the National archives at the Geophysics Institute as defined in the guidelines for transferring seismic data, by October 15, 2012.
b.	Interpret the new seismic survey and integrate the data with old seismic lines, update the geophysical maps and submit a geophysical summary report by December 15, 2012.
c.	Identify and prepare a drilling prospectus that includes a description of the geological background, the purposes and desired drilling depths and the petroleum system/s that are related therein and a geological forecast and engineering plan for the proposed drilling by January 15,2013.
d.	Execute a contract with a drilling contractor to drill a new well or drill the existing well by - 15 February 2013.

Alexander Varshavsky

Commissioner of Petroleum Affairs